UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2015

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, the Compensation Committee conducted its annual review of our President and Chief Executive Officer, Stephen C. Taylor. In connection with that review, the Committee increased the base salary of Mr. Taylor from $505,175 to $543,063. Pursuant to the terms of Mr. Taylor’s employment agreement and in recognition of his 2014 performance, the Company granted Mr. Taylor a restricted stock award totaling 83,590 shares of our common stock pursuant to our 2009 Restricted Stock/Unit Plan (the “Plan”).

The closing price of our common stock on January 15, 2015 was $19.49 per share. All 83,590 of the restricted shares are subject to a one year vesting requirement, although such vesting is subject to acceleration and all shares will immediately vest in the case of (i) death, disability, or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Plan. Also, under our Annual Incentive Bonus Plan, for 2015, the Committee maintained Mr. Taylor’s target award opportunity of 100% of his base salary.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: January 20, 2015
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer